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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2004

Gateway Energy Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification No.)
500 Dallas Street, Suite 2615, Houston, Texas (Address of principal executive office)		77002 (Zip Code)
Registrant's telephone number, including area code: (713) 336-0844
Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 21, 2004, Michael T. Fadden and Scott D. Heflin each notified the Board of Directors of Gateway Energy Corporation (the "Company") of his resignation from the Board of Directors of the Company. Mr. Fadden is the President and Chief Executive Officer of the Company and served on the Executive and Nominating Committees of the Board. Mr. Heflin is the Chief Financial Officer, Treasurer and Secretary of the Company and served on the Executive Committee of the Board. On October 23, 2004, the Board of Directors of the Company met and accepted the resignations of Messrs. Fadden and Heflin. Copies of Mr. Fadden's and Mr. Heflin's letters of resignation from the Board are attached hereto as Exhibits 17.1 and 17.3, respectively.

In response to shareholder concerns that management of the Company acted in its own interest, was not responsive to shareholder concerns and had failed to successfully create value for the shareholders, during 2004 the independent members of the Board of Directors significantly increased their oversight of management. As a result, relations between the independent members of the Board and management has been strained in recent months. Messrs. Fadden and Heflin have stated in their letters of resignation from the Board certain disagreements they have with the Company that they assert as the cause for their resignations. The Board disagrees with the assertions and conclusions set forth in the letters.

The Employment Agreements between the Company and Messrs. Fadden and Heflin expire in accordance with their terms on October 31, 2004. The Board of Directors determined that (a) these Employment Agreements would not be extended, (b) effective November 1, 2004, Mr. Fadden would be removed as President and Chief Executive Officer of the Company and his employment with the Company would terminate at such time, and (c) effective following the filing of the Company's Quarterly Report on Form 10-Q for the Company's third quarter, Mr. Heflin would be removed as Chief Financial Officer, Treasurer and Secretary of the Company and his employment with the Company would terminate at such time. On October 25, 2004, Mr. Fadden delivered a letter notifying the Board that his employment with the Company was terminated. He asserted in that letter that he was constructively terminated in violation of his Employment Agreement. The Board disagrees with his assertions. A copy of Mr. Fadden's letter is attached hereto as Exhibit 17.2.

Attached hereto as Exhibit 99.2 is a copy of a press release issued by the Company regarding the foregoing.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits.

Number	Description
17.1	Letter of resignation from Michael T. Fadden.
17.2	Letter from Michael T. Fadden regarding termination of employment.
17.3	Letter of resignation from Scott D. Heflin.
99.1	Press Release dated October 27, 2004.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004	GATEWAY ENERGY CORPORATION (Registrant)
	By:	/s/ PHILIP A. WILSON Philip A. Wilson Chairman of the Board

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  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE